Exhibit 99.1 PRESS RELEASE FIDELITY D&D BANCORP, INC. DATE: February 13, 2004

Contact:	Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
	Interim Chief Executive Officer	Treasurer & Chief Financial Officer
	and Chief Operating Officer	570-504-8000
570-342-7305

FIDELITY D & D BANCORP, INC.
REPORTS 2003 FINANCIAL RESULTS

Dunmore, PA, Fidelity D&D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of the Fidelity Deposit and Discount Bank, reported net income of $1,643,000, or $0.90 earnings per diluted share, for the year ended December 31, 2003, a $2,403,000, or 59.39% decrease as compared to net income of $4,046,000 or $2.22 earnings per diluted share for the year ended December 31, 2002.

Net interest income decreased $2,460,000, or 14.75%, from $16,685,000 in 2002 to $14,225,000 in 2003. Market rates remained at low levels throughout 2003, which continued to price originations and renewing commercial loans below our portfolio yields. This historically low rate environment, which caused the mortgage refinance boom, dramatically re-priced the mortgage and consumer loan portfolios down to market levels. Treasury yields and the mortgage refinance wave also harshly impacted the investment portfolio, driving yields downward throughout 2003. These economic conditions had a different effect on each portfolio, thus negatively affecting our yield on earning assets. Therefore, total interest income decreased 17.66%, from $34,567,000 in 2002 to $28,462,000 in 2003. Rates paid on deposit products were reduced as market deposit rates declined throughout 2003. However, certain contractual based deposit products and borrowings, which must reach maturity to re-price, continue to pay at above market rates. The inability to reduce interest expense on these products prevented us from fully mitigating the reduced interest income for the year to maintain our margin. Interest expense decreased 20.38%, from $17,882,000 in 2002 to $14,237,000 in 2003. Net interest margin declined 36 basis points, from 3.10% in 2002 to 2.74% in 2003. This margin compression was experienced throughout most of 2003, and a gradual improvement is currently expected for 2004.

During 2003, the provision for loan losses was $3,715,000 compared to $1,664,000 in 2002. With a continued focus on asset quality throughout 2003, Management identified the impaired loan portfolio relationships. This identification process required Management to either place these loans on non-accrual status and to provide an allowance for loan loss or charge-off these loans. In addition, several long standing customers with significant loan exposures, experienced financial difficulties for which Management added over $685,000 to the provision for loan losses in connection with these loans. Finally, a troubled debt restructuring in 2002 did not meet expectations, and Management added almost $1,300,000 to the provision for loan losses. The ratio of allowance for loan losses to total loans was 1.28% at December 31, 2003.

The Company reported a $2,778,000, or 0.48%, decrease in total assets from $577,993,000 on December 31, 2002 to $575,215,000 on December 31, 2003. Loans increased by $4,965,000, or 1.28%, to $391,842,000 during 2003. Investments decreased by $5,142,000, or 3.44%, to $144,407,000 at December 31, 2003. Total deposits decreased $12,346,000 to $401,443,000 on December 31, 2003, a decline of 2.98% from the balance at December 31, 2002. The overall decrease in deposits resulted principally from time deposit run off. The ratio of time to total deposits at year-end was 55.20%. Short-term borrowing and long-term debt increased $3,544,000, or 6.92%, to $54,757,000 and $8,876,000, or 14.09%, to $71,876,000, respectively, during 2003.

Shareholders' equity as of December 31, 2003 decreased to $43,932,000 from $45,234,000 on December 31, 2002. The reduction in shareholders' equity of $1,302,000 resulted primarily from the $1,478,000 unrealized depreciation on available-for-sale securities recognized within other comprehensive income.

"Fidelity maintained its relative asset size while high cost time deposits were allowed to run off and the Bank's core deposit base, including non-interest bearing demand deposit accounts, experienced significant growth, all during a very challenging time," stated Salvatore R. DeFrancesco, Jr., Chief Financial Officer of Fidelity Bank. "The core deposit growth and restructuring of our time deposit base was derived primarily by our ability to focus on gaining customers. We are pleased with the Bank's progress in this and many other areas despite the overall earnings decline. Unfortunately, the deterioration of our net interest margin and the required increase in provision for loan losses overshadowed the substantial progress made in 2003."

Dividends declared by the Company during 2003 were $1,602,000, of which $520,000 was reinvested through the dividend reinvestment plan. The 2003 quarterly dividends remained at $0.22 per share, which provided our loyal shareholders a 4.76% dividend increase. For 2002, $1,526,000 was declared, and $479,000 was reinvested through the dividend reinvestment plan.

Fidelity Deposit and Discount Bank has twelve community banking offices and twenty-two ATM locations in Lackawanna and Luzerne Counties.

For more information visit our web site at www.the-fidelity.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

SELECTED FINANCIAL DATA
At and for December 31,

Balance Sheet Data:	2003	2002	2001	2000	1999
Total assets	$575,215,466	$577,993,316	$569,029,838	$491,077,054	$446,569,505
Total investment securities	144,407,374	149,549,607	153,973,988	119,756,391	109,262,221
Net loans	366,981,638	354,262,050	353,976,324	333,600,975	296,193,518
Loans available-for-sale	19,863,577	28,715,355	16,150,020	9,953,958	4,895,124
Total deposits	401,442,546	413,788,176	407,778,728	339,310,328	294,366,985
Total borrowings	126,633,012	114,213,014	117,480,988	111,024,721	117,554,046
Total shareholders' equity	43,931,898	45,234,433	40,172,230	37,215,063	31,841,549
Operating Data for the year end:
Total interest income	$ 28,462,093	$ 34,567,393	$ 36,379,689	$ 35,085,780	$ 28,541,051
Total interest expense	14,237,383	17,882,440	20,853,631	21,468,230	15,375,799

Net interest income	14,224,710	16,684,953	15,526,058	13,617,550	13,165,252
Provision for loan losses	3,715,000	1,664,000	2,474,637	1,158,260	530,000

Net interest income after provision for
loan losses	10,509,710	15,020,953	13,051,421	12,459,290	12,635,252
Other income	4,183,391	3,302,749	3,701,578	3,005,218	2,227,787
Other operating expense	12,903,361	12,751,174	11,998,997	11,699,489	10,170,458

Income before provision for income taxes	1,789,740	5,572,528	4,754,002	3,765,019	4,692,581
Provision for income taxes	146,492	1,526,355	905,866	582,391	894,888

Net Income	$ 1,643,248	$ 4,046,173	$ 3,848,136	$ 3,182,628	$ 3,797,693

Per Share Data:
Net income per share - basic*	$ 0.90	$ 2.23	$ 2.12	$ 1.76	$ 2.12
Net income per share - diluted*	$ 0.90	$ 2.22	$ 2.12	$ 1.76	$ 2.12
Dividends declared	$ 1,601,896	$ 1,526,371	$ 1,426,097	$ 1,366,075	$ 1,344,141
Dividends per share	$ 0.88	$ 0.84	$ 0.79	$ 0.76	$ 0.75
Book Value per share	$ 24.10	$ 24.86	$ 22.08	$ 20.60	$ 17.68
Weighted average number of shares
outstanding**	1,820,403	1,817,430	1,811,391	1,803,674	1,792,232
Number of shares outstanding at year
end**	1,823,043	1,819,376	1,819,168	1,806,274	1,800,784
Ratios:
Return on average assets	0.29%	0.70%	0.72%	0.67%	0.94%
Return on average equity	3.63%	9.47%	9.64%	9.54%	11.42%
Net Interest Margin	2.74%	3.10%	3.17%	3.14%	3.55%
Efficiency Ratio	72.32%	63.42%	62.42%	67.66%	63.23%
Expense Ratio	1.68%	1.68%	1.68%	1.88%	1.96%
Allowance for loan losses to total
loans	1.28%	1.01%	1.00%	0.94%	1.04%
Dividend payout ratio	97.48%	37.72%	37.06%	42.92%	35.39%
Equity to assets	7.64%	7.83%	7.06%	7.58%	7.13%
Equity to deposits	10.94%	10.93%	9.85%	10.97%	10.82%

*Based on weighted average shares and adjusted for the stock exchange in 2000.
**Based on actual shares outstanding and adjusted for the stock exchange in 2000.